UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014
____________________
SPIRIT AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35186 (Commission File Number)	38-1747023 (IRS Employer Identification Number)

2800 Executive Way
Miramar, Florida 33025
(Address of principal executive offices, including Zip Code)

(954) 447-7920
(Registrant's telephone number, including area code)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Company has entered into a Framework Agreement, dated as of October 1, 2014 ("Framework Agreement"), with BNP Paribas; Natixis, S.A.; Landesbank Hessen-Thüringen Girozentrale and KfW IPEX-Bank Gmbh, as initial senior lenders, and Investec Bank plc, as initial junior lender, providing for up to $379 million of debt financing for seven Airbus A320-200 aircraft and three Airbus A321-200 aircraft scheduled for delivery under the Company's existing purchase agreement with AVSA S.A.R.L. (Airbus) between October 2014 and September 2015.  Each loan to be extended under the Framework Agreement will be funded on or about the delivery date of each aircraft and will be secured by a first-priority security interest in the individual aircraft.  Wilmington Trust Company will act as security trustee.  Each loan will amortize quarterly on a mortgage-style basis, with senior loans having a 12-year term and junior loans having a 7-year term.  Loans will bear interest payable quarterly on a floating rate basis, provided that the Company may elect in advance a fixed rate basis.  Floating rate loans will bear interest at a rate of 3-month LIBOR plus 2.0%-2.1% for senior loans, depending on the type of aircraft, and 3-month LIBOR plus 5.15% for junior loans.  Fixed rate loans, if elected by the Company, will bear interest based on the sum of (i) the applicable LIBOR swap rate, (ii) the applicable senior or junior floating rate margin, and (iii) 0.15% for senior loans, or 0.18% for junior loans.  Each loan is prepayable with a premium prior to the second anniversary of such loan and at par thereafter. The closing of each loan will be subject to delivery and possession of the aircraft, execution and delivery of related loan and aircraft delivery documents and other customary conditions for transactions of this type. In addition, the loan for each aircraft will be cross-defaulted and cross-collateralized to the loans for the other aircraft that are subject to this transaction and each loan will include customary terms and provisions for transactions of this type, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of loan obligations.

Item 2.02	Results of Operations and Financial Condition

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement by the Registrant

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 7.01	Regulation FD
The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.
On October 7, 2014, Spirit Airlines, Inc. reported certain traffic statistics for September 2014, a copy of which report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	September 2014 Traffic Results

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	SPIRIT AIRLINES, INC.

By: /s/ Thomas Canfield
Name: Thomas Canfield
Title: Senior Vice President and General
Counsel